UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 14, 2004
                        (Date of earliest event reported)




                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (Exact Name of Registrant as specified in charter)


Delaware                         000-26749                       11-2581812
(State or other                (Commission                    (I.R.S. Employer
Jurisdiction of                File Number)              Identification Number)
Incorporation)



              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)
        Registrant's Telephone Number, including area code (516) 626-0007

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     On September 14, 2004, Registrant released its earnings for fiscal fourth quarter. A copy of the press release detailing the earnings is attached to this Current Report on Form 8-K as Exhibit 99.

Exhibits

99. Press Release dated September 14, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 14, 2004
                                                 By:  /s/ Stuart Fleischer
                                                          Stuart Fleischer,
                                                        Chief Financial Officer


Company Contact                       Investor Relations Contacts            Media Contact
Stuart Fleischer                      David Waldman/John Heilshorn           Chenoa Taitt
Chief Financial Officer               Lippert/Heilshorn & Associates         Lippert/Heilshorn & Associates
NMHC                                  212-838-3777                           212-838-3777
516-605-6625                          dwaldman@lhai.com                      ctaitt@lhai.com
sfleischer@nmhcrx.com



For Immediate Release


            NMHC Reports Strong Growth for the Fiscal Fourth Quarter

     PORT WASHINGTON, N.Y. - September 14, 2004 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM) doing business as NMHC Rx, today reported results for the fiscal fourth quarter and fiscal year ended June 30, 2004.

     "Fiscal 2004 was a momentous year for NMHC," stated Jim Bigl, chairman of NMHC. "First, we completed the $80 million private placement with New Mountain Capital, which was paramount to accelerating the company's long-term growth plan. Second, we expanded our service offering through our new mail-order facility and specialty-pharmacy business, both of which now enable us to offer our customers a total healthcare solution. Third, to keep pace with our rapid expansion, we enhanced the breadth and depth of the management team with the additions of Jim Smith as our new president and chief executive officer, and Stu Fleischer as our new chief financial officer. Finally, we have more than doubled the size of our sales force in anticipation of the growing demand for our total healthcare solutions package. Our strong performance in fiscal 2004, as evidenced by a substantial increase in net income excluding non-recurring New Mountain transaction items over fiscal 2003 (as described below), as well as the continued growth of our customer pipeline and the scalability of our platform, position NMHC to become a leader in the PBM industry."

     Jim Smith, president and chief executive officer, stated, "With a solid foundation in place, we look forward to growing both organically and through strategic acquisitions that leverage our substantial infrastructure. We remain focused on driving organic growth as the expanded sales force matures, and further capitalizing upon the substantial cross-selling opportunities among our divisions. Additionally, the integration of The Inteq Group with our existing PBM business is nearly complete without the loss of any customers, and we are beginning to benefit from the operating synergies and enhanced geographic presence."

     Mr. Smith continued, "We also anticipate continuing, and in certain strategic areas accelerating, our investments in technology and other resources to take full advantage of our growth prospects over the next two to three years. Inclusive of these investments, we are reaffirming our previous guidance for estimated fiscal 2005 net income growth, excluding acquisitions, of 25 to 35 percent over $9.5 million which represents fiscal 2004 net income excluding non-recurring New Mountain transaction items. Given our operational improvements, growing demand for our services, and attractive consolidation opportunities--we remain quite confident in the near- and long-term outlook for the business."

     Revenue for the 2004 fiscal fourth quarter was $176.6 million, compared to revenue of $148.4 million for the same period last year. Revenue grew due to the acquisitions of The Inteq Group and Portland Professional Pharmacy as well as the addition of new customers and the growth in existing customers during the quarter. Gross profit for the 2004 fiscal fourth quarter increased 34.2% to $18.0 million, compared to $13.4 million for the same period last year. Revenue for the twelve months ended June 30, 2004 was $651.1 million, compared to revenue of $573.3 million for the same period last year. For the twelve months ended June 30, 2004, gross profit increased 34.0% to $64.0 million compared to $47.8 million for the same period last year.

     The closing of the New Mountain transaction in March 2004 resulted in $688,000 and $2.6 million of non-recurring expenses, before income tax benefit (see the net income and net income available to common stockholders reconciliation provided after the financial statements of this release), for the fourth quarter and fiscal 2004, respectively, including transaction bonuses, severance, and a compensation charge due to the acceleration of the vesting of certain stock options (the "Non-recurring New Mountain Transaction Items"). Including these Non-recurring New Mountain Transaction Items, operating income for the 2004 fiscal fourth quarter was $4.0 million, compared to $3.2 million for the same period last year, and operating income for the twelve months ended June 30, 2004 was $13.4 million, compared to $11.8 million for the same period last year. EBITDA for the twelve months ended June 30, 2004 was $19.3 million, compared to $16.4 million for the twelve months ended June 30, 2003 (see the EBITDA reconciliation provided after the financial statements of this release).

     Net income available to common stockholders for the 2004 fiscal fourth quarter was $1.0 million, or $0.21 per diluted share, compared to net income available to common stockholders of $1.7 million, or $0.21 per diluted share, for the same period last year. Results for the 2004 fiscal fourth quarter included the net after-tax expense of $406,000 related to the Non-recurring New Mountain Transaction Items. Results for the 2004 fiscal fourth quarter also included an approximate $1.4 million preferred stock cash dividend. Net income excluding the Non-recurring New Mountain Transaction Items increased 74.8 percent to $2.9 million, or $0.25 per diluted share on the "as if converted" method.

     The New Mountain transaction also resulted in an $80 million non-recurring, non-cash charge, known as a Beneficial Conversion Feature ("BCF"), in the third quarter of fiscal 2004. With the BCF, the net loss available to common stockholders for fiscal 2004 was $73.8 million, or ($11.14) per diluted share, compared to net income available to common stockholders of $6.4 million, or $0.80 per diluted share, for the same period last year. The BCF is calculated as the difference between the fair market value of the company's common stock on the date of the closing of the New Mountain transaction and the effective conversion price of $11.29, and is limited to the $80 million purchase price for the preferred stock. Results for fiscal 2004 included the net after-tax expense of $1.5 million related to the Non-recurring New Mountain Transaction Items. Results for fiscal 2004 also included an approximate $1.6 million preferred stock cash dividend. Net income excluding the Non-recurring New Mountain Transaction Items increased 47.6 percent to $9.5 million, or $0.98 per diluted share on the "as if converted" method.

     The company has included with its financial statements a reconciliation from reported net income as per U.S. generally accepted accounting principles to net income and net income available to common stockholders excluding Non-recurring New Mountain Transaction Items. While net income and net income available to common stockholders excluding Non-recurring New Mountain Transaction Items are not measures of financial performance under U.S. generally accepted accounting principles, they are provided as information for investors for analysis purposes in evaluating the effect of the New Mountain transaction. Net income and net income available to common stockholders excluding Non-recurring New Mountain Transaction Items are not meant to be considered a substitute or replacement for net income or net income (loss) available to common stockholders as prepared in accordance with U.S. generally accepted accounting principles.


Conference  Call Details

     Management will host a conference call to discuss the fiscal fourth quarter and year-end results Wednesday, September 15, at 8:30 a.m. ET. To listen to the call, please dial 706-634-1287. A live webcast of the call will be accessible on the company's website, www.nmhc.com. A replay via telephone will be available for seven days beginning at 11:30 a.m. ET. To access the replay, please dial 1-706-645-9291 using the passcode number 9986566.


About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions),
NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects", "plans" and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2003, and other Securities and Exchange Commission filings.



                                - Tables Follow -

           National Medical Health Card Systems, Inc. and Subsidiaries
                                Income Statement
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                                                          Three Months Ended June 30,
                                                                                 2004                     2003
                                                                           -------------------------------------------

Revenue (includes co-payments collected of $1,212 and $0,
               and excludes co-payments retained by the
               pharmacies of $53,249 and $48,143, respectively)                    $ 176,648                $ 148,397
Cost of Claims (excludes co-payments retained by the
               pharmacies of $53,249 and $48,143, respectively)                      158,613                  134,963
                                                                           ------------------       ------------------

Gross Profit                                                                          18,035                   13,434

Selling, general and administrative expenses                                          14,055                   10,284
                                                                           ------------------       ------------------

Operating Income                                                                       3,980                    3,150

Interest income (expense), net                                                           237                     (202)
Other Income, net                                                                         58                       38
                                                                           ------------------       ------------------
Income before provision for income taxes                                               4,275                    2,986

Provision for income taxes                                                             1,751                    1,310
                                                                           ------------------       ------------------
Net Income                                                                             2,524                    1,676

Preferred stock cash dividend                                                          1,396                        -
Accretion of transaction expenses                                                        118                        -
                                                                           ------------------       ------------------
Net Income Available to Common Stockholders                                         $ 1,010                  $ 1,676
                                                                           ==================       ==================

Earnings per common share
              Basic                                                                   $ 0.25                   $ 0.22
              Diluted                                                                 $ 0.21                   $ 0.21

Weighted average number of common shares outstanding:
              Basic                                                                    4,013                    7,616
              Diluted                                                                  4,874                    8,073


           National Medical Health Card Systems, Inc. and Subsidiaries
                                Income Statement
                  (Amounts in thousands, except per share data)



                                                                                   Twelve Months Ended June 30,
                                                                                      2004                     2003
                                                                           -------------------------------------------

Revenue (includes co-payments collected of $2,274 and $0,
               and excludes co-payments retained by the
               pharmacies of $203,420 and $168,475, respectively)                  $ 651,098                $ 573,266
Cost of Claims (excludes co-payments retained by the
               pharmacies of $203,420 and $168,475, respectively)                    587,055                  525,472
                                                                           ------------------       ------------------

Gross Profit                                                                          64,043                   47,794

Selling, general and administrative expenses                                          50,606                   35,974
                                                                           ------------------       ------------------

Operating Income                                                                      13,437                   11,820

Interest income (expense), net                                                          (109)                    (957)
Other Income, net                                                                        149                      153
                                                                           ------------------       ------------------
Income before provision for income taxes                                              13,477                   11,016

Provision for income taxes                                                             5,524                    4,602
                                                                           ------------------       ------------------
Net Income                                                                             7,953                    6,414

Beneficial conversion feature                                                         80,000                        -
Preferred stock cash dividend                                                          1,596                        -
Accretion of transaction expenses                                                        135                        -
                                                                           ------------------       ------------------
Net (Loss) Income Available to Common Stockholders                                 $ (73,778)                $ 6,414
                                                                           ==================       ==================

Earnings per common share
              Basic                                                                 $ (11.14)                  $ 0.85
              Diluted                                                               $ (11.14)                  $ 0.80

Weighted average number of common shares outstanding:
              Basic                                                                    6,622                    7,590
              Diluted                                                                  6,622                    8,036


           National Medical Health Card Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                             (Amounts in thousands)

                                                                                               June 30,                    June 30,
                                                                                                 2004                        2003
                                                                                                ------                      -------
Assets
Current:

  Cash and cash equivalents (including cash equivalent investments of $1,191 and
            $1,189, respectively)                                                               $ 3,388                     $ 5,222
  Restricted cash                                                                                 1,695                       2,383
  Accounts receivable, less allowance for doubtful accounts of $2,312
             and $2,014, respectively                                                            73,162                      52,022
  Rebates receivable                                                                             34,764                      24,584
  Inventory                                                                                       3,252                           -
  Due from affiliates                                                                                18                       4,165
  Deferred tax asset                                                                              2,711                       2,065
  Other current assets                                                                            2,093                       1,714
-----------------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                      121,083                      92,155

  Property, equipment and software development costs, net                                        10,597                       8,239
  Intangible assets, net of accumulated amortization of $2,106 and $1,210, respectively           3,788                       2,291
  Goodwill                                                                                       86,964                      53,669
  Other assets                                                                                    3,717                         386

------------------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                            $ 226,149                   $ 156,740
------------------------------------------------------------------------------------------------------------------------------------

Liabilities, Redeemable Preferred Equity, and Common Stockholders' (Deficiency) Equity
Current Liabilities:

  Accounts payable and accrued expenses                                                       $ 147,572                   $ 106,675
  Revolving credit facility and loans payable-current                                                53                      15,683
  Current portion of capital lease obligations                                                      327                         481
  Due to officer/stockholder                                                                          -                       1,117
  Income taxes payable                                                                              837                         629
  Other current liabilities                                                                           -                         137
------------------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                                   148,789                     124,722

  Capital lease obligations, less current portion                                                     13                         327
  Long term loans payable and other liabilities                                                    3,877                       1,020
  Deferred tax liability                                                                           4,704                       2,245
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                           157,383                     128,314
------------------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies
Redeemable Preferred Equity

  Redeemable convertible preferred stock $.10 par value; 15,000,000 and 10,000,000 shares
    authorized, 6,956,522 and  none issued and outstanding, respectively                          75,389                           -

Common Stockholders' (Deficiency) Equity:

  Common Stock, $.001 par value, 35,000,000 and 25,000,000 shares authorized, 8,969,694
    and 7,812,907 shares issued, 4,329,794 and 7,621,907 outstanding, respectively                    4                           8
  Additional paid-in-capital                                                                    104,895                      15,027
  Retained earnings                                                                             (59,643)                     14,135
  Treasury stock at cost, 4,639,900 and 191,000 shares,respectively                             (51,879)                       (744)
------------------------------------------------------------------------------------------------------------------------------------
     Total common stockholders' (deficiency) equity                                              (6,623)                     28,426
------------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities, Redeemable Preferred Equity, and Common Stockholders'
          (Deficiency) Equity                                                                 $ 226,149                   $ 156,740
------------------------------------------------------------------------------------------------------------------------------------

           National Medical Health Card Systems, Inc. and Subsidiaries
                              EBITDA Reconciliation
                             (Amounts in thousands)

     Three of the company's financial covenants under its revolving credit facility ("Facility") are based upon the EBITDA (earnings before interest, taxes, depreciation and amortization) generated by the company over specified periods of time. These covenants, EBITDA for the current fiscal quarter, interest coverage ratio, and debt service coverage for the previous twelve months, are evaluated by the Lender as a measure of the company's liquidity and its ability to meet all of its obligations under the Facility. EBITDA is presented as cash flow from operations plus or minus the net changes in assets and liabilities and the changes in certain non-cash reconciling items from net cash from operations to net income over the reported periods. While EBITDA is not a measure of financial performance nor liquidity under U.S. generally accepted accounting principles, it is provided as information for investors for analysis purposes in light of the financial covenants referred to above. EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from net cash from operations to EBITDA is as follows:



                                                                    TWELVE MONTHS ENDED JUNE 3O,
                                                               -----------------------------------------
                                                                    2004                       2003
                                                               -----------------------------------------

Cash flow from operations                                            $ 23,879                  $ 15,685
Provision for income taxes                                              5,524                     4,602
Other (income) expense, net                                               109                       957
Net change in assets and liabilities                                   (7,823)                   (4,613)
Non-cash items to reconcile net
  cash from operations to net income                                   (2,397)                     (221)
                                                   -----------------------------------------------------------------
EBITDA                                                               $ 19,292                  $ 16,410
                                                   -----------------------------------------------------------------

           National Medical Health Card Systems, Inc. and Subsidiaries
    Net Income and Net Income Available to Common Stockholders Reconciliation
                (Amounts in thousands, except per share amounts)

     While net income and net income available to common stockholders excluding non-recurring New Mountain transaction items are not measures of financial performance under U.S. generally accepted accounting principles, they are provided as information for investors for analysis purposes in evaluating the effect of the New Mountain transaction on net income and net income available to common stockholders. Net income and net income available to common stockholders excluding non-recurring New Mountain transaction items are not meant to be considered a substitute or replacement for net income or net income (loss) available to common stockholders as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from net income to net income available to common stockholders excluding non-recurring New Mountain transaction items, is as follows:


                                                                            Three Months Ended
                                                              ----------------------------------------
                                                              ------------------   -------------------
                                                               June 30, 2004        June 30, 2003
                                                              ------------------   -------------------

Net income, as reported                                                 $ 2,524               $ 1,676

Add back:
Compensation charge related to stock option issued in
  lieu of transaction bonus, net of income tax benefit                      406                     -
                                                              ------------------   -------------------
Net income excluding non-recurring
  New Mountain transaction items ( C )                                  $ 2,930               $ 1,676

Less:
Preferred dividends                                                       1,396                     -
Accretion of transaction expenses                                           118                     -
                                                              ------------------   -------------------
Net income available to common stockholders excluding
  non-recurring New Mountain transaction items ( A )                   $ 1,416               $ 1,676
                                                              ==================   ===================

Earnings per share excluding non-recurring New Mountain transaction items:
  Basic      ( ( A ) / ( B ) )                                           $ 0.35                $ 0.22
  Diluted    ( ( C ) / ( D ) )                                           $ 0.25                $ 0.21

Weighted average number of shares outstanding
  Basic       ( B )                                                       4,013                 7,616
  Diluted     ( D )                                                      11,831  *              8,073


     *Diluted weighted average number of shares assumes the conversion of the 6,957 shares of redeemable convertible preferred stock and dilutive common stock options and warrants.

           National Medical Health Card Systems, Inc. and Subsidiaries
    Net Income and Net Income Available to Common Stockholders Reconciliation
                (Amounts in thousands, except per share amounts)


                                                                         Twelve Months Ended
                                                              ----------------------------------------
                                                              ------------------   -------------------
                                                               June 30, 2004        June 30, 2003
                                                              ------------------   -------------------

Net income, as reported                                                 $ 7,953               $ 6,414

Add back:
Transaction bonuses and severance payment,
  net of income tax benefit                                                 910                     -
Compensation charge related to stock option issued in
  lieu of transaction bonus, net of income tax benefit                      406
Compensation charge related to the acceleration
  of directors options, net of income tax benefit                           200                     -

                                                              ------------------   -------------------
Net income excluding non-recurring
  New Mountain transaction items ( C )                                  $ 9,469               $ 6,414

Less:
Preferred dividends                                                       1,596                     -
Accretion of transaction expenses                                           135                     -
                                                              ------------------   -------------------
Net income available to common stockholders excluding
  non-recurring New Mountain transaction items ( A )                   $ 7,738               $ 6,414
                                                              ==================   ===================

Earnings per share excluding non-recurring New Mountain transaction items:
  Basic      ( ( A ) / ( B ) )                                           $ 1.17                $ 0.85
  Diluted    ( ( C ) / ( D ) )                                           $ 0.98                $ 0.80


Weighted average number of shares outstanding
  Basic       ( B )                                                       6,622                 7,590
  Diluted     ( D )                                                       9,633  *              8,036



     *Diluted weighted average number of shares assumes the conversion of the 6,957 shares of redeemable convertible preferred stock and dilutive common stock options and warrants.




                                      # # #